                                                                  EXHIBIT 4.1(C)

              THIS DOCUMENT IS SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24(B)-2 UNDER THE SECURITIES
                        EXCHANGE ACT OF 1934, AS AMENDED

                            AMENDMENT AGREEMENT NO. 3
                               TO CREDIT AGREEMENT

         THIS AMENDMENT AGREEMENT (this "Amendment Agreement") is made and entered into as of this 9th day of August, 2001, by and among INSTEEL INDUSTRIES, INC., a North Carolina corporation (herein called the "Borrower"), BANK OF AMERICA, N.A., a national banking association (the "Agent"), as Agent for the lenders (the "Lenders") party to the Credit Agreement dated January 31, 2000 as amended by the Amendment Agreement No. 1 to Credit Agreement dated January 12, 2001, by the Supplement to Amendment Agreement No. 1 to the Credit Agreement effective January 12, 2001 and by the Amendment Agreement No. 2 to Credit Agreement dated May 21, 2001 (collectively the "Agreement"), among the Borrower, the Agent, and the Lenders, and the UNDERSIGNED LENDERS.

                                   WITNESSETH:

         WHEREAS, the parties hereto have entered into the Agreement pursuant to which the Lenders have agreed to make loans to the Borrower as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Borrower; and

         WHEREAS, as a condition to the making of the loans pursuant to the Agreement the Lenders have required that the Subsidiaries of the Borrower guarantee payment of all Obligations of the Borrower arising under the Agreement; and

         WHEREAS, the Borrower has requested that the Lenders further amend the Agreement in the manner described herein; and

         WHEREAS, the Lenders are willing to further amend the Agreement subject to the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Agent and the Lenders do hereby agree as follows:


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         1.       Definitions. The term "Agreement" as used herein and in the
Loan Documents (as defined in the Agreement) shall mean the Agreement as hereinafter amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. Amendment. Subject to the conditions set forth herein, the Agreement is hereby amended, effective as of the date of this Amendment No. 3, as follows:

                  (a) Section 1.01 is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

                           "Amendment No. 3" means Amendment Agreement No. 3 to
                  Credit Agreement which Amendment No. 3 is dated August 9,
                  2001;

                  (b) The definition of "Applicable Margin" in Section 1.1 is hereby further amended in its entirety so that as amended it shall read as follows:

                           "`Applicable Margin' means for each of the periods
                  set forth below that percent per annum set forth opposite each such period:

                                                                                         Applicable
                                                     Period                                Margin
                                                     ------                              ----------

                                    Date of Amendment No. 3 through
                                    September 30, 2001                                     2.50%

                                    October 1, 2001 through December 31, 2001              2.75%

                                    January 1, 2002 through April 15, 2002                 3.00%

                                    April 16, 2002 through July 15, 2002                   3.50%"

                  (c)      The definition of "Stated Termination Date" in
         Section 1.1 is hereby further amended in its entirety so that as amended it shall read as follows:

                           "`Stated Termination Date' means July 15, 2002."

                  (d)      The definition of "Term Loan Maturity Date" in
         Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "`Term Loan Maturity Date' means July 15, 2002."

                  (e) Section 10.1(a) is hereby further amended in its entirety so that as amended it shall read as follows:


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                           "(a)     Consolidated Net Worth. Permit Consolidated
                  Net Worth to be less than (i) $[*] and (ii) as at the last day of each fiscal quarter of the Borrower ending after June 30, 2001 and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 10.1(a) as at the end of the immediately preceding fiscal quarter (or, in the case of the computation for the quarter ended September 29, 2001, $[*]), plus (B) 50% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Borrower ending on such day (including within "Consolidated Net Income" certain items otherwise excluded, as provided for in the definition of "Consolidated Net Income"), plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities or other capital investments."

         3. Subsidiary Consents. Each Subsidiary of the Borrower that has delivered a Guaranty to the Agent has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendment to the Agreement and
(ii) confirming its guarantee of payment of all the Obligations.

         4. Representations and Warranties. The Borrower hereby represents and warrants that:

                  (a) The representations and warranties made by Borrower in Article VIII of the Agreement are true on and as of the date hereof except that the financial statements referred to in Section 8.6(a) shall be those most recently furnished to each Lender pursuant to
         Section 9.1;

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section 9.1 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

                  (c) The business and properties of the Borrower and its Subsidiaries are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

         [*] Confidential portion has been omitted and filed separately with the Commission.


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                  (d)      After giving effect to this Amendment Agreement
         (including the waivers by the Lenders set forth herein), no event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

         5. Conditions. This Amendment Agreement shall become effective upon the Borrower delivering or causing to be delivered to the Agent the following:

                  (i) five (5) counterparts of this Amendment Agreement duly executed by the Borrower, the Agent and the Required Lenders and consented to by each of the Subsidiaries;

                  (ii) copy of resolutions adopted by the Board of Directors of the Borrower and each Guarantor approving this Amendment Agreement and authorizing its execution certified by the Secretary or Assistant Secretary to be a true and correct copy duly adopted;

                  (iii) all other fees and expenses due in connection with this Amendment Agreement;

         6. Acknowledgment; Release. The Borrower and the Guarantors acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of any of their respective liability to pay the full indebtedness outstanding under the terms of the Agreement and any other Loan Documents which evidence, guaranty or secure the Obligations. The Borrower and the Guarantors hereby release and forever discharge the Agent, the Lenders and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

         7. Costs and Expenses. The Borrower agrees to pay all costs and expenses associated with the preparation, due diligence, administration and enforcement of all documentation executed in connection with the Amendment Agreement, including without limitation, the legal fees and out-of-pocket expenses of counsel to the Agent. The Borrower also agrees to pay the expenses of the Agent and the Lenders in connection with Collateral review, field audits and retention of consultants.

         8. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this


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Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, in the manner provided in the Agreement, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         9. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

                  [Remainder of page intentionally left blank.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                            BORROWER:

                                            INSTEEL INDUSTRIES, INC.
WITNESS:


/s/ Michael C. Gazmarian                    By:   /s/ H.O. Woltz III
-----------------------------------               ------------------------------
Print Name: Michael C. Gazmarian            Name: H.O. Woltz III
            --------------------                  ------------------------------
                                            Title: President and CEO

/s/ Gary D. Kniskern
----------------------------------
Print Name: Gary D. Kniskern


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                                            GUARANTORS:

                                            INSTEEL WIRE PRODUCTS COMPANY
                                            INTERCONTINENTAL METALS CORPORATION
                                            FLORIDA WIRE AND CABLE, INC.

WITNESS:


/s/ Michael C. Gazmarian                    By:   /s/ H.O. Woltz III
----------------------------------                ------------------------------
Print Name: Michael C. Gazmarian            Name: H.O. Woltz III
            ----------------------                ------------------------------
                                                  Title: President and CEO


/s/ Gary D. Kniskern
----------------------------------
Print Name: Gary D. Kniskern


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                              BANK OF AMERICA, N.A., as Agent for the Lenders


                              By:    /s/ Bradley P. Martinsen
                                     -------------------------------------------
                              Name:  Bradley P. Martinsen
                                     -------------------------------------------
                              Title: Senior Vice President
                                     -------------------------------------------

                              BANK OF AMERICA, N.A., as a Lender


                              By:    /s/ Bradley P. Martinsen
                                     -------------------------------------------
                              Name:  Bradley P. Martinsen
                                     -------------------------------------------
                              Title: Senior Vice President
                                     -------------------------------------------


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                              BRANCH BANKING AND TRUST COMPANY


                              By:    /s/ Richard C. F. Spencer
                                     -------------------------------------------
                              Name:  Richard C. F. Spencer
                                     -------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


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                              FIRST UNION NATIONAL BANK


                              By:    /s/ Nancy S. Jones
                                     -------------------------------------------
                              Name:  Nancy S. Jones
                                     -------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


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                              NATIONAL BANK OF CANADA


                              By:    /s/ Alex M. Council
                                     -------------------------------------------
                              Name:  Alex M. Council
                                     -------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


                              By:    /s/ Dan Shaw
                                     -------------------------------------------
                              Name:  Dan Shaw
                                     -------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


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